Exhibit 10.1

FIRST AMENDMENT TO OFFICE BUILDING LEASE

This FIRST AMENDMENT TO OFFICE BUILDING LEASE (this “Amendment”) is made effective as of October 31, 2014 (the “Effective Date”), by and between 6TH & PINE DEVELOPMENT, LLC, a California limited liability company (“Landlord”), and MOLINA HEALTHCARE, INC., a Delaware corporation (“Tenant”).

R E C I T A L S :

A. Landlord and Tenant entered into that certain Lease Agreement dated as of February 27, 2013 (the “Original Lease”). The Original Lease, as amended by this Amendment is referred to herein as the “Lease”.

B. Pursuant to the Lease, Landlord currently leases to Tenant and Tenant currently leases from Landlord the Premises described in provision (f) of the Fundamental Lease Provisions.

C. Landlord and Tenant now desire to amend the Lease to (i) extend the existing lease term, (ii) convert the Lease from a full service gross lease to a triple net lease, and (iii) modify various terms and provisions of the Lease, all as hereinafter provided.

D. All capitalized terms when used herein shall have the same meaning as is given such terms in the Lease unless expressly superseded by the terms of this Fourth Amendment.

A G R E E M E N T :

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Site. Exhibit “A-1” attached to the Original Lease is hereby replaced, in its entirety, with Exhibit “A-1” attached hereto.

2. Extension of Term. Provision (k) of the Fundamental Lease Provisions of the Original Lease hereby deleted in its entirety and replaced with the following:

“(k) Term:	(i) Existing Building: Approximately sixteen (16) years, six (6) months from the Commencement Date of the Existing Building and ending on the Expiration Date, unless extended pursuant to Exhibit “J” attached hereto or earlier terminated as provided in the Lease.

(ii) New Building: Approximately fifteen (15) years, one (1) month from the Commencement Date of the New Building and ending on the Expiration Date, unless extended pursuant to Exhibit “J” attached hereto or earlier terminated as provided in the Lease.”

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3. Commencement Dates. Landlord and Tenant hereby acknowledge and agree that the Commencement Dates for the Premises are as follows:

3.1. With respect to the Existing Building, June 6, 2013; and

3.2. With respect to the New Building, July 7, 2014.

4. Expiration Date. Provision (m) of the Fundamental Lease Provisions of the Original Lease is hereby deleted in its entirety and replaced with the following:

“(m) Expiration Date:	December 31, 2029, unless extended pursuant to Exhibit “J” attached hereto or earlier terminated as provided in the Lease.”

5. Monthly Base Rent.

5.1. Prior to November 1, 2014 (the “Rent Modification Date”), Monthly Base Rent for the Premises shall be determined in accordance with provision (n) of the Fundamental Lease Provisions of the Original Lease.

5.2. Effective as of the Rent Modification Date, Monthly Base Rent for the Premises shall be determined in accordance with the following, notwithstanding anything the contrary in provision (n) of the Fundamental Lease Provisions of the Original Lease:

(a) Existing Building. (A) For the period from the Rent Modification Date through May 31, 2015, $2.16 per RSF for the Existing Building (excluding the Storage Space), and as increased by three point four percent (3.4%) per year on June 1, 2015, and on June 1 of each subsequent year (each such June 1 referred to herein as an “Adjustment Date”) thereafter through end of the stated Term (subject to Exhibit “J” for the Extension Periods), and (B) for the period from Rent Modification Date through the first Adjustment Date, $0.81 per RSF of the Storage Space, and as increased by three point four percent (3.4%)) per year on the first (1st) and each subsequent Adjustment Date thereafter through the end of the stated Term (subject to Exhibit “J” for the Extension Periods.

(b) New Building. For the period from the Rent Modification Date Building through the end of the stated Term (subject to Exhibit “J” for the Extension Periods), the same per RSF rate as is in effect from time to time with respect to the Existing Building (other than the Storage Space), including any cumulative annual escalations therein.

6. Parking. Provision (u) of the Fundamental Lease Provisions of the Original Lease is hereby deleted in its entirety and replaced with the following:

“(u) Parking:	As further described in Article 30, a total of up to six hundred seventy-six (676) parking spaces, to be comprised of (a) (i) for the period commencing on the Commencement Date for the Existing Building and ending on the date immediately preceding the Commencement Date for the New Building, sixty (60) On-Site Parking Spaces (as defined in Section 30.2 below), and (ii) for the period commencing on the Commencement Date for the New Building and continuing through the Expiration Date, one hundred seventy-six (176) On-Site Parking Spaces, and (b) for the period commencing on the Commencement Date for the Existing Building and continuing through the Expiration Date, up to five hundred (500) Off-Site Parking Spaces (as defined in Section 30.3 below), in each case as more particularly described in, and to be made available to Tenant in accordance with the terms of, Article 30 hereof. In the event of a discrepancy between this Section “u” and Article 30, the terms of Article 30 shall prevail.”

7. Additional Rent.

7.1. Prior to the Rent Modification Date, Landlord and Tenant acknowledge and agree that Tenant shall not be responsible for and shall not be required to pay any Additional Rent pursuant to Article IV of the Original Lease.

7.2. Effective as of the Rent Modification Date, Article IV of the Original Lease is hereby deleted in its entirety and replaced with the following, it being acknowledged that Tenant’s obligation to pay Additional Rent on account of any Direct Expenses in accordance with the following shall not commence until the Rent Modification Date:

“ARTICLE IV – ADDITIONAL RENT

4.1 General Terms. In addition to paying the Base Rent specified in Article 3 of this Lease, Tenant shall pay Tenant’s Share (as defined below) of the annual Direct Expenses (as defined below) due and payable during any calendar year of the Term. Landlord and Tenant agree that, notwithstanding anything contained in this Lease to the contrary, commencing with the first Expense Year (as defined below) following the Base Year, and for each Expense Year thereafter, the aggregate Controllable Operating Costs, as that term is defined below, shall not increase more than five percent (5%) in any Expense Year over the maximum amount of the aggregate Controllable Operating Costs chargeable for the immediately preceding Expense Year, with no limit on the aggregate Controllable Operating Costs during the Base Year (except as provided in the definition of Operating Costs below) (the “Annual Cap”).

“Controllable Operating Costs” shall mean all Operating Costs except utility costs, costs of services provided under a union contract and costs associated with repairs due to casualty, vandalism or other source outside of Landlord’s reasonable control and in no event shall Controllable Operating Costs include Tax Expenses or Insurance Premiums. Such payments by Tenant, together with any and all other amounts payable by Tenant to Landlord pursuant to the terms of this Lease including the parking charges (as set forth in Article 30), are hereinafter collectively referred to as the “Additional Rent,” and the Base Rent and the Additional Rent are herein collectively referred to as “Rent.” Without limitation on other obligations of Tenant which survive the expiration of the Lease Term, the obligations of Tenant to pay the Additional Rent, related to the period of time during which the Lease is in effect, provided for in this Article 4 shall survive the expiration of the Lease Term.

4.2 Procedure for Payment of Tenant’s Share of Direct Expenses. Commencing with the Rent Modification Date (as defined in the First Amendment to Lease Agreement effective October 31, 2014), Tenant shall pay Tenant’s Share of Direct Expenses, and subject at all times to the Annual Cap, as follows:

(a) Subject to subsection (e) below, Landlord may, from time to time by providing at least thirty (30) days advance written notice to Tenant, reasonably estimate in advance the amounts Tenant shall owe on a monthly basis for Direct Expenses for any full or partial Expense Year of the Term following the Rent Modification Date. Such estimate shall be subject at all times to the Annual Cap. In such event, Tenant shall pay such estimated amounts, on a monthly basis, on or before the first (1st) day of each calendar month, together with Tenant’s payment of Monthly Base Rent.

(b) Within one hundred twenty (120) days after the end of each Expense Year from and after the Rent Modification Date, or as soon thereafter as practicable, Landlord shall provide a statement itemized on a line item by line item basis (the “Statement”) to Tenant showing: (i) the amount of actual Direct Expenses for such Expense Year and for the preceding Expense Year (if applicable) (including the amount of Controllable Operating Costs for each such Expense Year), (ii) any amount paid on an estimated basis by Tenant toward Direct Expenses during such Expense Year and (iii) any revised estimate of Tenant’s obligations for Direct Expenses, and subject to the Annual Cap, for the current Expense Year.

(c) If the Statement shows that Tenant’s estimated payments were less than Tenant’s actual obligations for Direct Expenses and subject to the Annual Cap for such Expense Year, Tenant shall pay the difference. If the Statement shows an increase in Tenant’s estimated payments for the current Expense Year, Tenant shall pay the difference between the new and former estimates, for the period from January 1 of the current Expense Year through the month in which the Statement is sent. Tenant shall make such payments within thirty (30) days after Tenant receives the Statement.

(d) If the Statement shows that Tenant’s estimated payments exceeded Tenant’s actual obligations for Direct Expenses, and subject to the Annual Cap, Tenant shall receive a credit of such difference against payments of Rent next due. If the Term shall have expired and no further Rent shall be due, Tenant shall receive a refund of such difference within thirty (30) days after Landlord sends the Statement.

(e) So long as Tenant’s obligations hereunder are not materially adversely affected, Landlord reserves the right to change, from time to time, but not more frequently than once in any twelve (12) month period, the manner or timing of the foregoing payments. No delay by Landlord in providing the Statement (or separate statements) shall be deemed a default by Landlord but any delay by Landlord (or any successor to Landlord in the event the Building is conveyed to a new owner during the Term) in billing Tenant for Tenant’s Share of any Direct Expenses, and subject to the Annual Cap, of more than three (3) years, or two (2) years if this Lease has terminated, from the date Landlord incurred such Direct Expenses shall be deemed a waiver of Landlord’s right to require payment of Tenant’s obligations on account of any such Direct Expenses.

(f) If Tenant’s obligation to pay Tenant’s Share of Direct Expenses commences other than on January 1, or ends other than on December 31, Tenant’s obligation to pay estimated and actual amounts toward Direct Expenses, and subject to the Annual Cap, for such first or final calendar years shall be prorated to reflect the portion of such years included within the period for which Tenant is obligated to pay Tenant’s Share of such Direct Expenses. Such proration shall be made by multiplying the total estimated or actual (as the case may be) Direct Expenses, subject to the Annual Cap, for such calendar years by a fraction, the numerator which shall be the number of days within the period for which Tenant is obligated to pay such amounts during such calendar year, and the denominator of which shall be the total number of days in such year.

4.3 Definitions of Key Terms Relating to Additional Rent. As used in this Article 4, the following terms shall have the meanings hereinafter set forth:

4.3.1 Base Year. “Base Year” shall mean the period set forth in Section (y) of the Fundamental Lease Provisions of the Summary.

4.3.2 Direct Expenses. “Direct Expenses” shall mean Operating Expenses and Tax Expenses (as defined below).

4.3.3 Expense Year. “Expense Year” shall mean each calendar year in which any portion of the Lease Term from and after the Rent Modification Date falls, through and including the calendar year in which the Lease Term expires.

4.3.4 Operating Expenses.

4.3.4.1 Inclusions to Operating Expenses. “Operating Expenses” shall mean all reasonable expenses, costs and amounts of every kind and nature which Landlord pays during any Expense Year because of or in connection with the ownership, management, maintenance, repair, replacement, restoration or operation of the Project, or any portion thereof, subject to the terms and provisions of Section 4.3.4.2. Without limiting the generality of the foregoing, Operating Expenses shall specifically include any and all of the following:

(i) the actual cost of supplying all utilities, the cost of operating, repairing, maintaining, and renovating the utility, telephone, mechanical, sanitary, storm drainage, and elevator systems, and the actual and reasonable cost of maintenance and service contracts in connection therewith;

(ii) the actual cost of licenses, certificates, permits and inspections and the actual and reasonable cost of contesting any governmental enactments which may affect Operating Expenses, and the actual costs incurred in connection with a governmentally mandated transportation system management program or similar program;

(iii) all insurance premiums and other charges (including the amount of any deductible payable by Landlord with respect to damage or destruction to all or any portion of the Buildings, but in no event more than the amount of deductibles typically carried by landlords of Comparable Buildings) incurred by Landlord with respect to insuring the Project, including, without limitation, the following to the extent carried by Landlord: (a) fire and extended coverage insurance, windstorm, hail, and explosion; (b) riot attending a strike, civil commotion, aircraft, vehicle and smoke insurance; (c) public liability, bodily injury and property damage insurance; (d) elevator insurance; (e) workers’ compensation insurance for employees of the property manager working on-site; (f) boiler and machinery insurance, sprinkler leakage, water damage, property, burglary, fidelity and pilferage insurance on equipment and materials; (g) loss of rent, rent abatement, rent continuation, business interruption insurance, and similar types of insurance; (h) earthquake, flood, tornado, and hurricane insurance to the extent available on a commercially reasonable basis; and (i) such other insurance as is customarily carried by operators of Comparable Buildings or as may be otherwise required by Existing Mortgagee or a future Superior Mortgagee (the “Insurance Premiums”);

(iv) the reasonable cost of non-capital (as determined pursuant to generally accepted accounting principles) landscaping repair, restoration, and maintenance, and all supplies, tools, equipment and materials used in the operation, repair and maintenance of the Project, or any portion thereof;

(v) the reasonable and actual cost of non-capital (as determined pursuant to generally accepted accounting principles) parking area repair, restoration, and maintenance;

(vi) the reasonable fees and other actual costs, including reasonable management fees of a third party, unrelated property manager (subject to Section 4.3.4.2(a)(xiii), to the extent the same are normally and customarily charged by landlords of Comparable Buildings, consulting fees, legal fees and accounting fees, of all contractors and consultants in connection with the management, operation, maintenance and repair of the Project;

(vii) to the extent Landlord manages the Project, an amount equal to three percent (3%) of the Base Rent payable under this Lease to cover all of Landlord’s overhead costs and expenses (including wages, salaries and other compensation and benefits, including taxes levied thereon, payable to any on-site property manager and other staff), other than an on-site engineer as provided in Section 4.3.4.1(ix) below;

(viii) the reasonable and actual payments under any equipment rental agreements incurred connection with the management, operation, maintenance and repair of the Project;

(ix) subject to Section 4.3.4.2(a)(vi) below, wages, salaries and other compensation and benefits, including taxes levied thereon, of an on-site engineer engaged in the operation and maintenance of the Project in amounts not to exceed then-current market wages, salaries and benefits, provided that any such on-site engineer shall only be employed on a full-time basis if determined to be reasonably necessary by Landlord to operate and maintain the Project in accordance with the terms of this Lease;

(x) the reasonable and actual costs of operation, repair and maintenance of all Building Systems and equipment and components thereof of the Project;

(xi) the reasonable and actual cost of janitorial and other services provided by Landlord pursuant to Section 10.1, and maintenance and replacement of curbs and walkways, and repair to roofs and reroofing;

(xii) amortization (including interest at a market interest rate on the unamortized cost) over the useful life, determined in accordance with generally accepted accounting principles, of the cost of acquiring or the reasonable rental expense of personal property used in the maintenance, operation and repair of the Project, or any portion thereof;

(xiii) the reasonable and actual cost of capital improvements or other costs incurred in connection with the Project (A) which are undertaken to affect economies in the operation or maintenance of the Project, or any portion thereof (but only to the extent of the annual cost savings reasonably anticipated by Landlord), (B) that are required to comply with present or anticipated reasonable conservation programs required by any applicable governmental authority, (C) which are replacements of nonstructural items located in the common areas required to keep the common areas in good order or condition, or (D) subject to General Condition B, that are required under any Applicable Laws enacted after the date of this Lease; provided, however, that any capital expenditure shall be amortized (including interest at a market interest rate on the amortized cost) over its useful life reasonably determined in accordance with generally accepted accounting principles; and

(xiv) the actual costs, fees, charges or assessments imposed by, or resulting from any mandate imposed on Landlord by, any federal, state or local government for fire and police protection, trash removal, community services, or other services which do not constitute Tax Expenses.

4.3.4.2 Exclusions to Operating Expenses.

(a) Notwithstanding the provisions of Section 4.3.4.1 above, for purposes of this Lease, Operating Expenses shall not, however, include:

(i) costs, including advertising costs, marketing costs, legal fees, professional fees (including architects, engineers and space planners), advertising and promotional expenses, and brokerage fees incurred in connection with the original construction or development, or original or any future leasing of the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements;

(ii) except as expressly set forth in Sections 4.3.4.1(xii), (xiii), and (xiv) above, depreciation, interest and principal payments on mortgages and other debt costs, if any, penalties and interest, costs of capital (as determined pursuant to generally accepted accounting principles) repairs and alterations, and costs of capital improvements and equipment;

(iii) costs for which Landlord is separately reimbursed by insurance by its carrier or any Tenant’s carrier or by anyone else, and electric power costs to the extent Tenant directly contracts with the local public service company for such services;

(iv) any bad debt loss, rent loss, or reserves for bad debts, rent loss; reserves for future improvements, repairs or additions;

(v) costs associated with the operation of the business of the partnership or entity which constitutes Landlord, as the same are distinguished from the costs of operation of the Project (which shall specifically include, but not be limited to, accounting costs associated with the operation of the Project). Costs associated with the operation of the business of the partnership or entity which constitutes Landlord include costs of partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of the Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Project, and costs incurred in connection with any disputes between Landlord and its employees, between Landlord and Project management, or between Landlord and other tenants or occupants, and Landlord’s general corporate overhead and general and administrative expenses;

(vi) except as expressly provided in Section 4.3.4.1(ix), the wages and benefits of any employee of Landlord or the wages and benefits of any employee of the third party, unrelated property manager who does not devote substantially all of his or her employed time to the Project unless such wages and benefits are prorated to reflect time spent on operating and managing the Project vis-a-vis time spent on matters unrelated to operating and managing the Project; provided, that in no event shall Operating Expenses for purposes of this Lease include wages and/or benefits attributable to personnel of any third party, unrelated property manager above the level of Project manager;

(vii) amounts paid as ground rental for the Project by Landlord;

(viii) overhead and profit increments paid to the Landlord or to subsidiaries or affiliates of Landlord for services in the Project to the extent the same exceeds the costs of such services rendered by qualified, first-class unaffiliated third parties negotiated on an arm’s length basis;

(ix) any compensation paid to clerks, attendants or other persons in commercial concessions operated by Landlord;

(x) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Operating Expenses as a capital cost, except equipment not affixed to the Project which is used in providing janitorial or similar services and, further excepting from this exclusion such equipment rented or leased to remedy or ameliorate an emergency condition in the Project;

(xi) all items and services for which Tenant reimburses Landlord;

(xii) costs, other than those incurred in the ordinary maintenance and repair, for sculpture, paintings, fountains or other objects of art displayed in the Building;

(xiii) fees payable by Landlord for management of the Project to a third party, unrelated property manager in excess of three percent (3%) of the Base Rent payable under this Lease;

(xiv) any costs expressly excluded from Operating Expenses elsewhere in this Lease, including, without limitation, costs related to security paid by Tenant;

(xv) rent for any office space occupied by Project management (including the on-site Management Office);

(xvi) costs incurred in connection with upgrading the Building Structure, Building Systems or other components of the Project to comply with any Applicable Laws relating to life, fire and safety which were in existence as of applicable Commencement Date, including penalties or damages incurred due to such non-compliance;

(xvii) tax penalties or interest due on any unpaid taxes or assessments incurred as a result of Landlord’s failure to make payments and/or to file any tax or informational returns when due;

(xviii) costs arising from the negligence or willful misconduct of Landlord or the Landlord Parties, or providers of materials or services selected, hired or engaged by Landlord or its agents, including, without limitation, the selection of Building materials;

(xix) costs (A) incurred to comply with laws relating to the removal of Hazardous Material (as defined below) except for immaterial amounts expended in connection with routine maintenance and repairs of the Premises; which was in existence in the Building or on the Project prior to the applicable Commencement Date, and was of such a nature that a federal, State or municipal governmental authority, if it then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions that it then existed in the Building or on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto; and (B) costs incurred to remove, remedy, contain, or treat Hazardous Material, which Hazardous Material is brought into the Building or onto the Project after the date hereof by Landlord or any other tenant of the Project and is of such a nature, at that time, that a federal, State or municipal governmental authority, if it had then had knowledge of the presence of such Hazardous Material, in the state, and under the conditions, that it then exists in the Building or on the Project, would have then required the removal of such Hazardous Material or other remedial or containment action with respect thereto except for immaterial amounts completed in connection with routine maintenance and repairs;

(xx) costs arising from Landlord’s charitable or political contributions;

(xxi) costs arising from defects in the Building Structure or Building Systems or improvements installed by Landlord or repair of such defects;

(xxii) costs (including in connection therewith all attorneys’ fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Building and/or the Site;

(xxiii) any gifts provided to any entity whatsoever, including, but not limited to, Tenant, other tenants, employees, vendors, contractors, prospective tenants and agents;

(xxiv) the cost of any magazine, newspaper, trade or other subscriptions;

(xxv) any amount paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Project to the extent the same exceeds the cost of such services rendered by qualified, first-class unaffiliated third parties on a competitive basis;

(xxvi) costs arising from Landlord’s failure to comply with any Applicable Laws;

(xxvii) the cost of any training or incentive programs, other than for tenant life safety information services;

(xxviii) the cost of any “tenant relations” parties, events or promotion not consented to by an authorized representative of Tenant in writing;

(xxix) any other expenses which, in accordance with generally accepted accounting principles or other comprehensive basis of accounting, consistently applied, would not normally be treated as Operating Expenses by landlords of Comparable Buildings; or

(xxx) any entertainment expenses and travel expenses of Landlord, its employees, agents, partners and affiliates.

(b) It is understood that Operating Expenses shall be reduced by all cash discounts, trade discounts, quantity discounts, rebates or other amounts received by Landlord or Landlord’s managing agent in the purchase of any goods, utilities, or services in connection with the operation of the Building. If capital items and equipment which are customarily purchased by landlords of Comparable Buildings are leased by Landlord, rather than purchased, the decision by Landlord to lease the item in question shall not serve to increase Tenant’s Share of Operating Expenses beyond that which would have applied had the item in question been purchased.

4.3.5 Taxes.

4.3.5.1 Payment of Tax Expenses. Landlord shall pay, prior to delinquency, all Tax Expenses (as defined below) for each tax period wholly included prior to or during the period between the Commencement Date and the expiration or earlier termination of the Term. All such payments shall be made directly to the authority charged with the collection thereof prior to the last date on which the same may be paid without interest or penalty, and Landlord shall use commercially reasonable efforts to cause the Premises to be separately assessed and shall deliver copies of the bills for Tax Expenses to Tenant upon receipt. Landlord shall provide to Tenant a copy of a receipted tax bill or other documentary evidence reasonably satisfactory to Tenant, showing the amount of the Tax Expenses due and the payment of same prior to the delinquency date. The obligation of Landlord pursuant to this Section 4.3.5.1 shall extend to any increase in Tax Expenses resulting from a sale, transfer or other transaction with respect to the Premises which causes a reassessment resulting in an increase in Tax Expenses.

4.3.5.2 Right to Contest. Landlord shall have the right, at Landlord’s sole risk and cost, except as expressly provided in Section 4.3.5.4, to contest the amount and/or validity of the applicable Tax Expenses by appropriate legal proceedings. The foregoing shall not, however, be deemed or construed to relieve, modify, or extend Landlord’s covenant to pay any such Tax Expenses at the time and in the manner provided in this Section, unless such proceedings shall operate to prevent the sale of the Project or any part thereof or any other property of Landlord or the placing of any lien thereon or on any other property of Landlord to satisfy such taxes prior to the final determination of such proceedings. Upon the termination of such proceedings, Landlord shall promptly pay all Tax Expenses, if any, then payable as the result of such proceedings and the interest and penalties in connection therewith, and the charges accruing in such proceedings. Subject to Section 4.3.5.4, to the extent Tenant receives any refund for any Tax Expenses paid by Landlord hereunder, Tenant shall promptly pay and deliver such refund to Landlord

4.3.5.3 Tax Expenses. “Tax Expenses” shall mean all federal, state, county, or local governmental or municipal taxes, fees, charges or other impositions of every kind and nature, whether general, special, ordinary or extraordinary (including, without limitation, real estate taxes, general and special assessments, transit taxes, leasehold taxes or taxes based upon the receipt of rent, including gross receipts or sales taxes applicable to the receipt of rent, unless required to be paid by Tenant, personal property taxes imposed upon the fixtures, machinery, equipment, apparatus, systems and equipment, appurtenances, furniture and other personal property used in connection with the Project, or any portion thereof), which shall be paid or accrued during any Expense Year (without regard to any different fiscal year used by such governmental or municipal authority) because of or in connection with the ownership, leasing and operation of the Project, or any portion thereof including the parking areas. Tax Expenses shall include, without limitation:

(i) any tax on the rent, right to rent or other income from the Project, or any portion thereof, or as against the business of leasing the Project, or any portion thereof;

(ii) any assessment, tax, fee, levy or charge in addition to, or in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real property tax, it being acknowledged by Tenant and Landlord that Proposition 13 was adopted by the voters of the State of California in the June 1978 election (“Proposition 13”) and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants, and, in further recognition of the decrease in the level and quality of governmental services and amenities as a result of Proposition 13, Tax Expenses shall also include any governmental or private assessments or the Project’s contribution towards a governmental or private cost-sharing agreement for the purpose of augmenting or improving the quality of services and amenities normally provided by governmental agencies;

(iii) any assessment, tax, fee, levy, or charge allocable to or measured by the area of the Premises or the Rent payable hereunder, including, without limitation, any business or gross income tax or excise tax with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises, or any portion thereof;

(iv) any assessment, tax, fee, levy or charge, upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises; and

(v) all of the real estate taxes and assessments imposed upon or with respect to the Building and Project. To the extent such taxes are not currently known, Landlord shall reasonably estimate the taxes and the Tax Expenses shall be adjusted accordingly upon receipt of the actual tax adjustment based upon such reassessment.

4.3.5.4 Other Costs and Refunds. Any actual and reasonable costs and expenses (including, without limitation, reasonable attorneys’ and consultants’ fees) incurred in attempting to protest, reduce or minimize Tax Expenses shall be included in Tax Expenses in the Expense Year such expenses are incurred, but only to the extent of the savings resulting therefrom. Tax refunds shall be credited against Tax Expenses and refunded to Tenant regardless of when received, based on the Expense Year to which the refund is applicable; provided, however, in no event shall the amount to be refunded Tenant for any such Expense Year exceed the total amount paid by Tenant as Additional Rent under this Article 4 for such Expense Year. If Tax Expenses for any period during the Lease Term following the Rent Modification Date or any extension thereof are increased after payment thereof for any reason, including, without limitation, error or reassessment by applicable governmental or municipal authorities, Tenant shall pay Landlord upon demand Tenant’s Share of any such increased Tax Expenses. Notwithstanding anything to the contrary contained in this Section 4.3.5, there shall be excluded from Tax Expenses (i) all excess profits taxes, franchise taxes, gift taxes, capital stock taxes, inheritance and succession taxes, estate taxes, federal and state income taxes, and other taxes to the extent applicable to Landlord’s general or net income (as opposed to rents, receipts or income attributable to operations at the Project), (ii) any items included as Operating Expenses, and (iii) any items paid by Tenant under Section 4.4 of this Lease.

4.3.6 Tenant’s Share. “Tenant’s Share” shall mean the percentage set forth in item (z) of the Fundamental Lease Provisions.

4.4 Taxes and Other Charges for Which Tenant Is Directly Responsible.

4.4.1 Personal Property Taxes. Tenant shall be liable for and shall pay ten (10) days before delinquency, taxes levied against Tenant’s equipment, furniture, fixtures and any other personal property located in or about the Premises. Tenant shall cause such taxes to be billed separately from the property of Landlord. If any such taxes on Tenant’s equipment, furniture, fixtures and any other personal property are levied against Landlord or Landlord’s property or if the assessed value of Landlord’s property is increased by the inclusion therein of a value placed upon such equipment, furniture, fixtures or any other personal property and if Landlord pays the taxes based upon such increased assessment, which Landlord shall have the right to do regardless of the validity thereof but only under proper protest if requested by Tenant, Tenant shall upon demand repay to Landlord the taxes so levied against Landlord or the proportion of such taxes resulting from such increase in the assessment, as the case may be.

4.4.2 Taxes on Improvements in Premises. If the tenant improvements in the Premises, whether installed and/or paid for by Landlord or Tenant and whether or not affixed to the real property so as to become a part thereof, are assessed for real property tax purposes at a valuation higher than the cost of the Original Improvements installed by Landlord, then the Tax Expenses levied against Landlord or the property by reason of such excess assessed valuation shall be deemed to be taxes levied against personal property of Tenant and shall be governed by the provisions of Section 4.4.1, above.

4.4.3 Other Taxes. Notwithstanding any contrary provision herein, Tenant shall pay prior to delinquency any (i) rent tax or sales tax, service tax, transfer tax or value added tax, or any other applicable tax on the rent or services herein or otherwise respecting this Lease, (ii) taxes assessed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion of the Project, including the Project parking, or (iii) taxes assessed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

4.5 Landlord’s Books and Records. Within six (6) months after receipt of a Statement by Tenant, if Tenant disputes the amount of Additional Rent set forth in the Statement, an independent certified public accountant (which accountant is a member of a nationally recognized accounting firm and has previous experience in reviewing financial operating records of landlords of office buildings and is retained by Tenant on a non-contingency fee basis) (the “Tenant Auditor”), designated and paid for by Tenant, may, after reasonable notice to Landlord and at reasonable times, inspect Landlord’s records with respect to the Statement at Landlord’s offices, provided that Tenant is not then in default under this Lease and Tenant has paid all amounts required to be paid under the applicable Estimated Statement and Statement, as the case may be. In connection with such inspection, Tenant and Tenant’s agents must agree in advance to follow Landlord’s reasonable rules and procedures regarding inspections of Landlord’s records, and shall execute a commercially reasonable confidentiality agreement regarding such inspection. Tenant’s failure to dispute the amount of Additional Rent set forth in any Statement within six (6) months following Tenant’s receipt of such Statement shall be deemed to be Tenant’s approval of such Statement and Tenant, thereafter, waives the right or ability to dispute the amounts set forth in such Statement. If after such inspection, Tenant still disputes such Additional Rent, a determination as to the proper amount shall be made, at Tenant’s expense, by an independent certified public accountant (the “Accountant”) selected by Landlord and subject to Tenant’s reasonable approval; provided that if such certification by the Accountant proves that Direct Expenses were overstated by more than three percent (3%), then the cost of the Accountant and the Tenant Auditor, and the cost of such determination certification, shall be paid by Landlord. Any reimbursement amounts determined to be owing by Landlord to Tenant or by Tenant to Landlord shall be (i) in the case of amounts owing from Tenant to Landlord, paid within thirty (30) days following such determination, and (ii) in the case of amounts owing from Landlord to Tenant, credited against the next payment of Rent due Landlord under the terms of this Lease, or if the Lease Term has expired, paid to Tenant within thirty (30) days following such determination. In no event shall this Section 4.5 be deemed to allow any review of any of Landlord’s records by any subtenant of Tenant. Tenant agrees that this Section 4.5 shall be the sole method to be used by Tenant to dispute the amount of any Direct Expenses payable or not payable by Tenant pursuant to the terms of this Lease, and Tenant hereby waives any other rights at law or in equity relating thereto.”

8. Parking. Section 30.2 of the Original Lease is hereby deleted in its entirety and replaced with the following:

30.2 On-Site Parking Spaces. Pursuant to the Work Letter, Landlord shall construct and deliver to Tenant parking spaces located on the Site (the “On-Site Parking Spaces”) as follows: (i) as part of Landlord’s Construction Work with respect to Phase I, sixty (60) On-Site Parking Spaces (collectively, the “Phase I On-Site Parking Spaces”), and (b) as part of Landlord’s Construction Work with respect to Phase II, an additional one hundred sixteen (116) On-Site Parking Spaces (collectively, the “Phase II On-Site Parking Spaces”), for total of one hundred seventy-six (176) On-Site Parking Spaces. Unless otherwise agreed by Landlord and Tenant, the On-Site Parking Spaces will be comprised of one hundred twelve (112) standard parking spaces, six (6) handicap spaces and twenty-nine (29) tandem spaces (i.e., for fifty-eight (58) automobiles) (provided that one such tandem space may be converted into parking for six (6) motorcycles). Tenant and the Tenant Parties shall have the exclusive use of the applicable On-Site Parking Spaces at all times during the Term, at a charge of $600.00 per year for each standard and handicap parking space and $1,200 per year for each tandem space (including any tandem space converted for motorcycle parking), which such charge shall increase by 3% on a cumulative and compounding basis on each anniversary of the Commencement Date for the Existing Building. The costs of maintenance and repair of the On-Site Parking Spaces shall be included as an Operating Expense to the extent provided in Article 4 above, and the On-Site Parking Spaces shall be deemed part of the Project;” provided, however, that notwithstanding anything contained in this Lease to the contrary, Landlord shall be responsible, at its sole cost and expense, and not as an Operating Expense, for providing any parking attendant(s) that may be required in connection with Tenant’s use of the On-Site Parking Spaces.

9. Counterparts. This Amendment may be executed in multiple counterparts, each of which is to be deemed original for all purposes, but all of which together shall constitute one and the same instrument.

10. Full Force and Effect. Except as amended or modified in this Amendment, all of the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Amendment to be duly executed and delivered on November 5, 2014.

“LANDLORD”	6TH & PINE DEVELOPMENT, LLC, a California limited liability company

By:
Name:
Its:

“TENANT”	MOLINA HEALTHCARE, INC., a Delaware corporation

By:
Name:
Its:

EXHIBIT “A-1”

LEGAL DESCRIPTION OF SITE

THE LAND REFERRED TO HEREIN BELOW IS SITUATED IN THE CITY OF LONG BEACH, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA. AND IS DESCRIBED AS FOLLOWS:

PARCEL 1:

LOTS 17 TO 22 INCLUSIVE IN BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 PAGES 91 TO 96 INCLUSIVE OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

TOGETHER WITH THAT PORTION OF THE ALLEY 10 FEET WIDE ADJOINING SAID LAND ON THE NORTH LYING BETWEEN THE PROLONGATIONS OF THE WESTERLY LINE OF LOT 17 AND THE EASTERLY LINE OF LOT 22 BY 5 FEET, AS VACATED IN RESOLUTION NO. C-21081, OF THE CITY OF LONG BEACH, RECORDED APRIL 20, 1972 AS INSTRUMENT NO. 2966 AND RECORDED MAY 9, 1972 AS INSTRUMENT NO. 3947, OF OFFICIAL RECORDS.

ALSO TOGETHER WITH THAT PORTION OF THE ALLEY 16 FEET WIDE ADJOINING LOT 22 ON THE EAST LYING BETWEEN THE PROLONGATIONS OF THE NORTHERLY AND SOUTHERLY LINES OF SAID LOT 22, BY 8 FEET, RESPECTIVELY, AS VACATED IN RESOLUTION NO. C-24596, OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.

EXCEPT THEREFROM ALL OIL, GAS, AND OTHER HYDROCARBONS, IN AND UNDER THAT PORTION OF SAID LAND LOCATED MORE THAN 100 FEET BELOW THE SURFACE THEREOF, BUT WITH NO RIGHT OF USE OF THE SURFACE OF SAID LANDS OR ANY PORTION THEREOF WITHIN 100 FEET OF THE SURFACE, RESERVED IN DEED RECORDED MAY 19, 1965 AS INSTRUMENT NO. 999, OF OFFICIAL RECORDS.

PARCEL 2:

THE WEST 37 1/2 FEET OF LOTS 1 AND 3, IN BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 19 PAGE 91 ET SEQ., OF MISCELLANEOUS RECORDS OF SAID COUNTY.

TOGETHER WITH THAT PORTION OF THE ALLEY 16 FEET WIDE ADJOINING SAID LAND ON THE WEST LYING BETWEEN THE PROLONGATION OF THE NORTHERLY LINE OF LOT 1 AND THE SOUTHERLY LINE OF LOT 3 BY 8 FEET, AS VACATED IN RESOLUTION NO. C-24596 OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.

EXCEPT THEREFROM ALL OIL GAS, MINERALS AND HYDROCARBON SUBSTANCES LYING BELOW A DEPTH OF 200 FEET FROM THE SURFACE OF SAID LAND, BUT WITHOUT THE RIGHT OF ENTRY UPON ANY PORTION OF THE SURFACE OF SAID LAND FOR THE PURPOSE OF EXPLORING FOR, BORING, EXTRACTING, DRILLING, MINING, PROSPECTING FOR, REMOVING OR MARKETING SAID SUBSTANCES, AS RESERVED TO THE GRANTOR THEREIN IN DEED EXECUTED BY TITLE INSURANCE AND TRUST COMPANY, TRUSTEE UNDER AGREEMENT AND

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DECLARATION OF TRUST EXECUTED HEREOF CREATING THOSE CERTAIN TRUSTS KNOWN AS ALBERT C. SELLERY TRUST AND THE ELEANOR D. SELLERY TRUST, RECORDED JULY 15, 1969 AS INSTRUMENT NO. 420, OF OFFICIAL RECORDS.

PARCEL 3:

LOTS 5 AND 7, IN BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 PAGE 91 ET SEQ., OF MISCELLANEOUS RECORDS OF SAID COUNTY.

TOGETHER WITH THAT PORTION OF THE ALLEY 16 FEET WIDE ADJOINING SAID LAND ON THE WEST LYING BETWEEN THE PROLONGATIONS OF THE NORTHERLY LINE OF LOT 5 AND THE SOUTHERLY LINE OF LOT 7, BY 8 FEET, AS VACATED IN RESOLUTION NO., C-24596 OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.

PARCEL 4:

THE SOUTH 5 FEET OF LOT 6 AND ALL OF LOT 8, IN BLOCK 41 OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 PAGES 91 TO 96 INCLUSIVE OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

TOGETHER WITH THE PORTION OF THE ALLEY 16 FEET WIDE ADJOINING SAID LAND ON THE EAST LYING BETWEEN THE PROLONGATION OF THE NORTHERLY LINE OF THE SOUTHERLY 5 FEET OF LOT 6 AND THE PROLONGATION OF THE SOUTHERLY LINE OF LOT 7, BY 8 FEET, AS VACATED IN RESOLUTION NO. C-4596 OF THE CITY OF LONG BEACH, RECORDED November 14, 1988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.

PARCEL 5:

LOTS 10, 12 AND 14, IN BLOCK 41 OF THE TOWNSITE OF LONG BEACH, OF THE CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 PAGE 91 OF MISCELLANEOUS RECORDS OF SAID COUNTY.

TOGETHER WITH THAT PORTION OF THE ALLEY 16 FEET WIDE ADJOINING SAID LAND ON THE EAST LYING BETWEEN THE PROLONGATIONS OF THE NORTHERLY LINE OF LOT 10 AND THE SOUTHERLY LINE OF LOT 14, BY 8 FEET, AS VACATED IN RESOLUTION NO. C-24596 OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS.

EXCEPT THEREFROM ALL OIL, GAS, MINERALS AND OTHER HYDROCARBON SUBSTANCES BELOW A DEPTH OF 200 FEET FROM THE SURFACE THEREOF. WITHOUT RIGHT OF SURFACE ENTRY, AS RESERVED BY EDWARD R. LOVELL, TRUSTEE IN DEED RECORDED DECEMBER 1, 1971 AS INSTRUMENT NO. 155, OF OFFICIAL RECORDS.

PARCEL 6:

LOTS 9, 11 AND 13, IN BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 PAGES 91 TO 96 INCLUSIVE OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

TOGETHER WITH THAT PORTION OF THE ALLEY 16 FEET WIDE ADJOINING SAID AND ON THE WEST LYING BETWEEN THE PROLONGATIONS OF THE NORTHERLY LINE OF LOT 9 AND THE SOUTHERLY LINE OF LOT 13 BY 8 FEET, AS VACATED IN RESOLUTION NO. C-24596, OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO, 88-1824834, OF OFFICIAL RECORDS.

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PARCEL 7:

LOTS 24 TO 28 INCLUSIVE IN BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, AS PER MAP RECORDED IN BOOK 19 PAGES 91 ET SEQ. OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

TOGETHER WITH THAT PORTION OF THE ALLEY 10 FEET WIDE ADJOINING SAID LAND ON THE NORTH LYING BETWEEN THE PROLONGATIONS OF THE WESTERLY LINE OF LOT 24 AND THE EASTERLY LINE OF LOT 28 BY 5 FEET, AS VACATED IN RESOLUTION NO. C-21081, OF THE CITY OF LONG BEACH, RECORDED APRIL 10, 1972 AS INSTRUMENT NO. 2966 AND RECORDED MAY 9, 1972 AS INSTRUMENT NO. 3947, OF OFFICIAL RECORDS.

EXCEPT ALL OIL GAS AND OTHER HYDROCARBONS, IN AND UNDER THAT PORTION OF SAID LAND LOCATED MORE THAN 100 FEET BELOW THE SURFACE THEREOF BUT WITH NO RIGHT OF USE OF THE SURFACE OF SAID LANDS OR ANY PORTION THEREOF WITHIN 100 FEET OF THE SURFACE, AS RESERVED BY COVENANT PRESBYTERIAN CHURCH OF LONG BEACH, CALIFORNIA, IN DEED RECORDED MAY 19, 1965 AS INSTRUMENT NO. 999, OF OFFICIAL RECORDS,

PARCEL 8:

LOTS 15, 16, AND 23, IN BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH,AS PER MAP RECORDED IN BOOK 19 PAGE 91 ET SEQ. OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

TOGETHER WITH THAT PORTION OF THE ALLEY 10 FEET WIDE ADJOINING LOTS 15 AND 16 ON THE SOUTH LYING BETWEEN THE PROLONGATIONS OF THE EASTERLY AND WESTERLY LINES OF SAID LOTS 15 AND 16, BY 5 FEET, AS VACATED IN RESOLUTION NO. C-21081, OF THE CITY OF LONG BEACH, RECORDED APRIL 10, 1972 AS INSTRUMENT NO. 2966 AND RECORDED MAY 9, 1972 AS INSTRUMENT NO. 3947 AND ALSO TOGETHER WITH THAT PORTION OF THE ALLEY 16 FEET WIDE ADJOINING LOT 15 ON THE WEST AND ADJOINING LOT 16 ON THE EAST, LYING BETWEEN THE PROLONGATIONS OF THE NORTHERLY AND SOUTHERLY LINES OF SAID LOTS 15 AND 16, BY 8 FEET, RESPECTIVELY, AS VACATED IN RESOLUTION NO. C-24596, OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834 OF OFFICIAL RECORDS.

ALSO TOGETHER WITH THAT PORTION OF THE ALLEY 10 FEET WIDE ADJOINING LOT 23 OF THE NORTH, LYING BETWEEN THE PROLONGATIONS OF THE EASTERLY AND WESTERLY LINES OF SAID LOT 23,BY 5 FEET, AS VACATED IN RESOLUTION NO. C-21081, OF THE CITY OF LONG BEACH, RECORDED APRIL 10, 1972 AS INSTRUMENT NO. 2966 AND RECORDED MAY 9, 1972 AS INSTRUMENT NO. 3947 AND ALSO TOGETHER WITH THAT ADJOINING LOT 23 ON THE WEST, LYING BETWEEN THE PROLONGATIONS OF THE NORTHERLY AND SOUTHERLY LINES OF SAID LOT 23, BY 8 FEET, RESPECTIVELY, AS VACATED IN RESOLUTION NO. C-24596, OF THE CITY OF LONG BEACH, RECORDED NOVEMBER 14, 1988 AS INSTRUMENT NO. 88-1824834, OF OFFICIAL RECORDS EXCEPT THEREFROM ALL OIL GAS, AND OTHER HYDROCARBONS, IN AND UNDER THAT PORTION OF SAID LAND LOCATED MORE THAN 100 FEET BELOW THE SURFACE THEREOF, BUT WITH NO RIGHT OF USE OF THE SURFACE OF SAID LANDS OR ANY PORTION THEREOF WITHIN 100 FEET OF THE SURFACE, RESERVED IN DEED RECORDED MAY 19, 1965 AS INSTRUMENT NO. 999, OF OFFICIAL RECORDS.

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PARCEL 9:

THE EAST 112.5 FEET OF LOTS 1 AND 3. BLOCK 41, OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 19 PAGES 91 TO 96 INCLUSIVE OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM ALL OIL, GAS AND OTHER MINERAL RIGHTS IN AND UNDER SAID PROPERTY TOGETHER WITH THE EXCLUSIVE RIGHT TO USE SUCH PORTION OF SAID PROPERTY LYING MORE THAN 500 FEET BELOW THE SURFACE THEREOF FOR THE EXTRACTION OF OIL GAS AND MINERALS FROM SAID PROPERTY OR PROPERTY IN THE VICINITY THEREOF; HOWEVER, WITH NO RIGHTS OF SURFACE ENTRY WHATSOEVER, AS

RESERVED TO THE GRANTOR THEREIN IN DEED EXECUTED BY SOCONY MOBIL OIL COMPANY, INC., A NEW YORK CORPORATION, SUCCESSOR BY MERGER TO GENERAL PETROLEUM CORPORATION, FORMERLY KNOWN AS GENERAL PETROLEUM CORPORATION OF CALIFORNIA, RECORDED MARCH 2, 1966. INSTRUMENT NO. 300 OF OFFICIAL RECORDS.

PARCEL 10:

LOTS 2 AND 4 AND THE NORTH 20 FEET OF THE LOT 6 IN BLOCK 41 OF THE TOWNSITE OF LONG BEACH, IN THE CITY OF LONG BEACH, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP RECORDED IN BOOK 19, PAGE(S) 91 OF MISCELLANEOUS RECORDS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THEREFROM ALL MINERALS, GAS, OIL, PETROLEUM, NAPTHA AND OTHER HYDROCARBON SUBSTANCES LOCATED IN AND UNDER SAID LAND BELOW A DEPTH OF 200 FEET FROM THE SURFACE THEREOF, WITHOUT RIGHT OF SURFACE ENTRY, AS RESERVED IN DEED TO ALBERT J. MARTINO, RECORDED APRIL 16, 1993, AS INSTRUMENT NO. 93-716425 OF OFFICIAL RECORDS.

PARCEL 10A:

THAT PORTION OF TRIBUNE COURT, VACATED BY THE CITY OF LONG BEACH, RESOLUTION NO. 24596, RECORDED NOVEMBER 14, 1988, AS INSTRUMENT NO. 88-1284384, LYING NORTHERLY OF THE EASTERLY PROLONGATION OF THE SOUTHERLY LINE OF THE SOUTHERLY 20 FEET OF LOT 6, LYING SOUTHERLY OF THE SOUTHERLY LINE OF 7TH STREET, 80 FEET WIDE, LYING EASTERLY OF THE EASTERLY LINE OF LOTS 2, 4, AND 6 LYING WESTERLY OF THE EASTERLY LINE OF THE WEST 8 FEET OF SAID TRIBUNE COURT.

EXCEPT THEREFROM ALL MINERALS, GAS, OIL, PETROLEUM, NAPTHA AND OTHER HYDROCARBON SUBSTANCES LOCATED IN AND UNDER SAID LAND BELOW A DEPTH OF 200 FEET FROM THE SURFACE THEREOF, WITHOUT RIGHT OF SURFACE ENTRY, AS RESERVED IN DEED TO ALBERT J. MARTINO, RECORDED APRIL 16, 1993, AS INSTRUMENT NO. 93-716425 OF OFFICIAL RECORDS.

APN:

7273-025-020 (Affects Parcel 1)

7273-025-013 (Affects Parcel 2)

7273-025-015 (Affects Parcel 3)

7273-025-016 (Affects Parcel 4)

7273-025-017 (Affects Portion of Parcel 6)

7273-025-018 (Affects Remainder of Parcel 6 and Portion of Parcel 8)

7273-025-019 (Affects Parcel 5 and Portion of Parcel 8)

7273-025-021 (Affects Parcel 7 and Remainder of Parcel 8)

7273-025-001 (Affects Parcel 9)

7273-025-014 (Affects Parcels 10, and 10A)

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